Exhibit 1.1


                    4,600,000 COMMON STOCK PURCHASE WARRANTS

                           KELLSTROM INDUSTRIES, INC.

                                STANDBY AGREEMENT

                                                                August __, 1996

Brean Murray, Foster Securities Inc.
633 Third Avenue
New York, New York 10017

GKN Securities Corp.
61 Broadway
New York, New York 10006


Dear Sirs:

     Kellstrom Industries, Inc., a Delaware corporation (the "Company"), intends to call for redemption all its outstanding Redeemable Common Stock Purchase Warrants (the "Warrants") at a price of $.01 per Warrant (the "Redemption Price") on the date (the "Redemption Date") which is not less than thirty days after the Company has given written notice to the Warrantholders of such redemption (the "Notice of Redemption"), provided that the last sale price of the Company's Common Stock, $.001 par value per share (the "Common Stock"), on all twenty consecutive trading days ending on the third day prior to the date of the Notice of Redemption has been at least 170% of the then effective exercise price of the Warrants (currently $8.50 based on a $5.00 exercise price, subject to adjustment). Following the giving of the Notice of Redemption, the Warrants will be exercisable until the Redemption Date. The Company desires to make arrangements pursuant to which you (the "Purchasers") will purchase from the Company, on the terms and subject to the conditions set forth herein, such number of shares of Common Stock, if any (the "Standby Shares"), that would have been issuable upon exercise of any Warrants that have not been exercised on or prior to the Redemption Date.

     The Company confirms as follows its agreements with the Purchasers.

     1.  AGREEMENT TO SELL AND PURCHASE.

     On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each of the Purchasers, and each of the Purchasers agrees to purchase from the Company, one-half of the Standby Shares at a price per share of $5.00 (the "Price Per Share"). The obligations of the Purchasers hereunder shall be several and not joint.

     2. DELIVERY AND PAYMENT. (a)Delivery of the Standby Shares shall be made to the Purchasers against payment of the purchase price by certified or official bank check payable in New York Clearing House (next-day) funds to the order of the Company at the offices of Brean Murray, Foster Securities Inc., 633 Third Avenue, New York, New York 10017. Such payment shall be made at 10:00 a.m., Eastern time, on the third business day after the Redemption Date (such date is hereinafter referred to as the "Closing Date"). The Company shall advise the Purchasers in writing no later than 7:00 p.m., New York City time, on the second business day after the Redemption Date of the number of shares of Common Stock comprising the Standby Shares.

     At the Closing Date, the Company shall deliver to the Purchasers a certificate registered in the name of each of the Purchasers representing the Standby Shares purchased by such Purchaser. At 10:00 a.m., Eastern time, on the second business day immediately following the Closing Date, or at such other time on such other date as may be agreed on by the Company and the Purchasers (the "Exchange Date"), the Company will deliver to the Purchasers, in exchange for the certificates referred to in the preceding sentence, certificates evidencing the Standby Shares that are in definitive form and registered in such names and in such denominations as the Purchasers shall request at least 36 hours prior to the Exchange Date by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Standby Shares, the Company agrees to make such certificates available for inspection at least 18 hours prior to the Exchange Date.

     The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Standby Shares by the Company to the Purchasers shall be borne by the Company. The Company will pay and save the Purchasers and any subsequent holder of the Standby Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Purchasers of the Standby Shares.

         (b) It is understood that the Purchasers intend to resell the Standby Shares at prices prevailing in the open market.

         (c) Until the Redemption Date, the Purchasers may (but shall be under no obligation to) purchase Warrants, in the open market or otherwise, in such amounts and at such prices as the Purchasers may deem advisable. All Warrants so purchased will be exercised by the Purchasers. It is understood that, for the purpose of stabilizing the price of the Common Stock or otherwise, the Purchasers may make purchases and sales of Common Stock, in the open market or otherwise, for long or short account, on such terms as it may deem advisable and it may overallot in arranging sales.

         (d) As compensation for the commitment of the Purchasers hereunder, the Company will pay on the Closing Date to the Purchasers by wire transfer or certified or official bank check payable in New York Clearing House (next-day) funds to the order of the Purchasers the sum of $690,000 and will sell to the Purchasers or their designees warrants (the "Standby Warrants") to purchase an aggregate of 500,000 shares of the

Company's Common Stock as set forth in Section 5(n) of this Agreement. Such compensation shall be divided equally between the Purchasers and shall not be payable if this Agreement is terminated in accordance with its terms.

         (e) Notwithstanding anything to the contrary in this Agreement, under no circumstances shall the aggregate underwriters' compensation payable under this Agreement exceed the maximum amount permitted to be paid under the rules and interpretations of the National Association of Securities Dealers, Inc.

     3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents, warrants and covenants to the Purchasers as follows:

         (a) The Company meets the requirements for use of Form S-3, and a egistration statement on Form S-3 relating to the issuance of Common Stock upon exercise of the Warrants or upon issuance of Common Stock to the Purchasers hereunder and the resale of the Standby Shares acquired by the Purchasers as contemplated hereby, including such amendments to such registration statement as may have been required to the date of this Agreement, has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement have been delivered to the Purchasers. A final prospectus will be filed by the Company with the Commission if required by, and in accordance with, Rule 424(b) of the Rules and Regulations. The term "Registration Statement" means the registration statement as amended at the time it becomes effective (the "Effective Date"), including financial statements and all exhibits. The terms "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

         (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply in all material respects with the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations. None of the Registration Statement, as of the Effective Date, any post-effective amendment to the Registration Statement, as of its effective date, or the Prospectus or any such amendment or supplement thereto, as of the date hereof, did or will contain an untrue statement of the material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, at the date any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Purchasers furnished in writing to the Company by the Purchasers specifically for inclusion in the Registration Statement or the Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the statements with respect to the public offering of the Standby Shares set forth under the caption "Standby and Other Arrangements" in the Prospectus and relating to the Standby Agreement on the cover page of the Prospectus constitute the only information relating to the Purchasers furnished in writing to the Company by the Purchasers specifically for inclusion in the Registration Statement. The Company has not distributed any offering material in connection with the offering or sale of the Standby Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act.

         (c) The documents which are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations, as applicable, and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations, as applicable.

         (d) The Company has no subsidiaries. The Company is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which it owns or leases properties or otherwise maintains an office for the transaction of business, or in which the failure to be so licensed or qualified or in good standing could subject it to a material liability or disability. The Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the Certificate of Incorporation and the By-Laws of the Company and all amendments thereto have been delivered to the Purchasers, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

         (e) The outstanding shares of Common Stock have been, the shares of Common Stock to be issued upon the exercise of the Warrants and the Standby Shares upon issuance will be, and the Standby Shares upon issuance and payment of the purchase price therefor in accordance with the terms of this Agreement will be, duly authorized, validly issued, fully paid and nonassessable and are not and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations exercisable for, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants, convertible securities or obligations, except for options granted and Common Stock issued (which shall be in the ordinary course of business consistent with past practice) pursuant to the Company's 1995 and 1996 Stock Option Plans.

         (f) The Warrants are exercisable into Common Stock until April 11, 2001 or the Redemption Date if the Warrants have been called for redemption at an exercise price of $5.00 per share. At the close of business on the business day immediately preceding the date hereof, there were 4,600,000 Warrants outstanding. On the Redemption Date, the Warrants shall have been duly called for redemption at the Redemption Price. A copy of the form of Notice of Redemption will be delivered to the Purchasers.

         (g) The financial statements of the Company, together with the related notes and schedules thereto, included or incorporated by reference in the Registration Statement or the Prospectus present fairly the financial condition of the Company, as of the respective dates thereof, and the consolidated results of operations and cash flows of the Company, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. KPMG Peat Marwick LLP, who have certified such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to KPMG Peat Marwick LLP pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

         (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (except for the grant or exercise of options or the issuance of Common Stock, in each case pursuant to the Company's 1995 and 1996 Stock Option Plans or the exercise of the Warrants, or any material change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, taken as a whole, arising for any reason whatsoever, (ii) the Company has not incurred nor will it incur any liabilities or obligations, direct or contingent, that are material to the Company, taken as a whole, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

         (i) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         (j) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its officers or directors in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might reasonably materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, taken as a whole.

         (k) The Company has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations required to carry on its business as contemplated in the Prospectus, except where the failure to have any of the foregoing could not have a material adverse effect on the Company, taken as a whole, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed in all material respects all obligations required to be performed by it, and is not, and at the Closing Date will not be, in default in any material respect, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected. To the best knowledge of the Company, no other party under any contract or other agreement that is material to the Company, taken as a whole, is in default in any material respect thereunder. The Company is not, nor at the Closing Date will it be, in violation of any provision of its Certificate of Incorporation or By-Laws. The Company has not been advised, and has no reason to believe, that either it is not conducting business in substantial compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company, taken as a whole.

         (l) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Standby Shares by the Company or the shares of Common Stock to be issued upon the exercise of the Warrants, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc., (the "NASD") in connection with the purchase and distribution by the Purchasers of the Standby Shares.

         (m) The Company has full corporate power and authority to enter into this Agreement. Each of this Agreement, the Warrants and the Standby Warrants has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement or obligation of the Company and is enforceable against the Company in accordance with the terms hereof and thereof except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and by general principles of equity. The Company has full corporate power and authority to call the Warrants for redemption, to exercise and redeem the Warrants and to issue the Standby Warrants, the Standby Shares and the shares of Common Stock to be issued upon the exercise of the Warrants and the Standby Warrants, all as described in the Prospectus, and all such actions have been duly authorized by the Company. Neither the call of the Warrants for redemption, the exercise of the Warrants, the redemption of the Warrants, the performance of this Agreement nor the consummation of the transactions contemplated hereby will result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of this obligations under, or result in the acceleration of any obligation under, the Certificate of Incorporation or By-Laws of the Company, any contract or other agreement to which the Company or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company.

         (n) The Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company, taken as a whole. The Company has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company.

         (o) There is no document or contract of a character required by the Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

Except as set forth in the Prospectus, all such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof (except as such enforceability may be limited by bankruptcy or insolvency law, general principles of equity, limitations on the enforceability of indemnification agreements or agreements not to compete, and other similar legal limitations applicable to contracting parties generally).

         (p) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Purchasers was or will be, when made, inaccurate, untrue or incorrect in any material respect. The Company has not distributed and will not distribute prior to the Redemption Date any offering material in connection with the offering and sale of the Standby Shares other than the Prospectus, the Registration Statement and any other materials permitted by the Act.

         (q) Neither the Company nor, to the best of the Company's knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the exercise of the Warrants or the sales or resale of the Standby Shares.

         (r) No holder of securities of the Company (other than the holders of the Unit Purchase Options issued as of April 11, 1994) has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

         (s) The Company is neither involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

         (t) The Company maintains a system of internal accounting controls sufficient in all material respects to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to demand deposit accounts is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for inventory is compared with existing inventory at reasonable intervals and appropriate action is taken with respect to any differences.

         (u) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

         (v) The Company is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in

ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (w) To the best of the Company's knowledge, there are no affiliations with the National Association of Securities Dealers, Inc. among the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement or as otherwise disclosed in writing to the Purchasers.

         (x) The Company has the right to use each trademark currently used in connection with its business as currently and as proposed to be conducted in the United States, and the Company has not received any notice that its current and proposed use (in the United States or abroad) of such trademark infringes any rights of any other party except as set forth in the Prospectus. Except as disclosed in or specifically contemplated by the Prospectus, the Company has sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted; and the Company has no knowledge of any material infringement by it of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which may be reasonably foreseen to have a material adverse effect on the condition (financial or otherwise), business, results of operations or business prospects of the Company, taken as a whole.

         (y) The Company has complied, and until the completion of the distribution of the Standby Shares, will comply with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Standby Shares. The Company has timely and properly filed with the Commission all reports and other documents required to have been filed with the Commission.

         (z) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

         (aa) The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or may be reasonably foreseen to be asserted or threatened against the Company which could materially and adversely affect the business, results of operations or properties of the Company, taken as a whole.

         (bb) The Company has not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     4. AGREEMENTS OF THE COMPANY. The Company agrees with the Purchasers as follows:

         (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Standby Shares by the Purchasers or a dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Purchasers within a reasonable period of time prior to the filing thereof and the Purchasers shall not have objected thereto in good faith.

         (b) The Company will use its best efforts to cause the registration Statement to become effective, and will notify the Purchasers promptly, and will confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

         (c) The Company will furnish to the Purchasers without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus).

         (d) The Company will comply with the undertakings contained in the Registration Statement.

         (e) The Company will take all necessary action after the Effective Date to maintain the effectiveness of the Registration Statement until such time as the distribution of the Standby Shares has been completed. On the Effective Date, and thereafter from time to time while the Registration Statement is still effective, the Company will deliver to the Purchasers, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Purchasers may reasonably request in conjunction with the distribution of the Standby Shares. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Purchasers and by all dealers to whom the Standby Shares may be sold, both in connection with the offering or sale of the Standby Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Purchasers should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto and will deliver to the Purchasers, without charge, such number of copies thereof as the Purchasers may reasonably request.

         (f) Prior to any public offering of the Standby Shares by the Purchasers, the Company will cooperate with the Purchasers and counsel to the Purchasers in connection with the registration or qualification of the Standby Shares and the shares of Common Stock to be issued upon the exercise of the Warrants for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

         (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Purchasers copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Purchasers a copy of each annual or other report it shall be required to file with the Commission.

         (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

         (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Purchasers, all costs and expenses incident to the performance of the obligations of the Company and (subject to the limitations set forth in clause 11 below) the Purchasers under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation, printing, filing and mailing of the Notice of Redemption, (3) the preparation and delivery of certificates representing the Standby Shares and the shares of Common Stock to be issued upon the exercise of the Warrants, (4) the printing of this Agreement and Dealer Agreements, if any, (5) furnishing

(including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto, as may be reasonably requested for use in connection with the offering and sale of the Standby Shares by the Purchasers or by dealers to whom Standby Shares may be sold, (6) the listing of the Standby Shares and the shares of Common Stock to be issued upon the exercise of the Warrants and the Standby Warrants on the automated quotation system of the National Association of Securities Dealers, Inc. ("Nasdaq"), (7) any filings required to be made by the Purchasers with the NASD, and the fees, disbursements and other charges of counsel for the Purchasers in connection therewith, (8) the registration or qualification of the Standby Shares and the shares of Common Stock to be issued upon the exercise of the Warrants for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Purchasers in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (9) fees, disbursements and other charges of counsel to the Company, (10) the transfer agent for the Common Stock and (11) the Purchasers' out-of-pocket expenses in connection herewith, including without limitation the fees, disbursements and other charges of its respective counsel (to the extent not subject to reimbursement as contemplated above), in an aggregate amount not to exceed $25,000.

         (j) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Purchasers for all reasonable fees, disbursements and other charges of counsel to the respective Purchasers, in an aggregate amount not to exceed $25,000.

         (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Warrants or the shares of Common Stock to facilitate the exercise of the Warrants or the sale or resale of any of the Standby Shares.

         (l) The Company will apply the net proceeds from the sale to the Purchasers of the Standby Shares in the manner set forth in the Prospectus under "Use of Proceeds."

         (m) The Company will not and will obtain agreements from its officers and directors that they will not, for a period of 90 days after the Closing Date, without the prior written consent of the Purchasers, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares, or register under the Act the public offering, sale or other distribution of any shares of Common Stock held by third parties, except (i) pursuant to the 1995 and 1996 Stock Option Plans or in connection with other employee incentive compensation arrangements, (ii) the Warrant Shares, (iii) for shares issuable in connection with any stock split or stock dividend and (iv) so long as such issuance does not involve a public offering during such period, as consideration for the acquisition of businesses, properties or assets.

         (n) The Company will mail or cause to be mailed to the registered holders of the Warrants the Notice of Redemption, together with a letter of transmittal, within three days after the expiration of the twenty day period referred to in the first paragraph of this Agreement.

         (o) The Company will advise the Purchasers on each business day prior to the Redemption Date of the number of Warrants exercised on the preceding business day.

         (p) The Company shall take no action the effect of which would be to require an adjustment of the exercise price of the Warrants from the exercise price set forth in Section 3(f).

         (q) Prior to such time as the Purchasers shall have advised the Company that the offering and sale of the Standby Shares by the Purchasers contemplated by this Agreement shall have been completed, the Company shall not withdraw or apply for the withdrawal of the Registration Statement and the Company shall timely file all documents, and any amendments of previously filed documents, required to be filed by it pursuant to the Act and the Exchange Act as are necessary to maintain the effectiveness of the Registration Statement; provided, however, that the Purchasers shall (i) complete the distribution of the Standby Shares contemplated by this Agreement as soon as commercially reasonable, in Purchasers' reasonable judgment, (ii) notify the Company of the completion of such distribution promptly following such completion and (iii) notify the Company from time to time, upon the reasonable request of the Company, of how many Standby Shares have not yet been distributed by the Purchasers.

     5.  CONDITIONS OF THE OBLIGATIONS OF THE PURCHASERS.

         The obligations of the Purchasers hereunder are subject to the following conditions:

         (a) The Notice of Redemption shall have been given to all Warrantholders as contemplated herein and in the Warrants.

         (b) Notification that the Registration Statement has become effective shall be received by the Purchasers not later than 5:00 p.m., Eastern time, on the date and time as shall be consented to in writing by the Purchasers and all filings required by Rule 424 of the Rules and Regulations shall have been made within the time required by such rule.

         (c) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Standby Shares or the shares of Common Stock to be issued upon the exercise of the Warrants under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Purchasers and the Purchasers did not object thereto in good faith, and the Purchasers shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company.

         (d) At the Closing Date, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospectus, properties, management, condition (financial or otherwise) or results of operations of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus, and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Purchasers any such development makes it impracticable or inadvisable to proceed with the transactions contemplated hereby on the terms and in the manner contemplated by the Prospectus.

         (e) At the Closing Date, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, that might reasonably materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, taken as a whole.

         (f) Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date, as if made at the Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

         (g) The Purchasers shall have received an opinion, dated the Effective Date and the Closing Date and reasonably satisfactory in form and substance to counsel for the Purchasers, from Cooperman Levitt Winikoff Lester & Newman, P.C., counsel to the Company, to the effect set forth in Exhibit B attached hereto.

         (h) The Purchasers shall have received an opinion, dated the Effective Date and the Closing Date, from Piper & Marbury L.L.P., counsel to the Purchasers, with respect to the Registration Statement, the Prospectus and this Agreement, which opinions shall be satisfactory in all respects to the Purchasers.

         (i) Concurrently with the execution and delivery of this Agreement, KPMG Peat Marwick LLP shall have furnished to the Purchasers a letter, dated the date hereof, addressed to the Purchasers and in form and substance reasonably satisfactory to the Purchasers confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein. At the Closing Date, KPMG Peat Marwick LLP shall have furnished to the Purchasers a letter, dated the Closing Date, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from KPMG Peat Marwick LLP, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than two days prior to the Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date.

         (j) At the Closing Date that shall be furnished to the Purchasers an accurate certificate, dated the Closing Date, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Purchasers, to the effect that:

              (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, to the best of its knowledge, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

              (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct.

              (iii) Each of the covenants required by this Agreement to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

         (k) The Standby Shares and the shares of Common Stock to be issued upon the exercise of the Warrants shall be qualified for sale in such states as the Purchasers may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

         (l) Prior to the Closing Date, the Standby Shares and the shares of Common Stock to be issued upon the exercise of the Warrants and the Standby Warrants will have been listed on Nasdaq.

         (m) The Company shall have furnished to the Purchasers such certificates, in addition to those specifically mentioned herein, as the Purchasers may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Purchasers.

         (n) The Company shall have sold to the Purchasers, or their designees, warrants to purchase an aggregate of 500,000 shares of Common Stock for an aggregate purchase price of $500.00. The warrants shall be exercisable after one
(1) year and during the remaining four (4) years of the five (5) year term thereof at an exercise price per share equal to $10.00 as to one-half of such warrants and $12.50 as to the other half of such warrants. The warrants are to be in the form attached as an exhibit to the Registration Statement and shall include standard anti-dilution protection and provide that the Company shall, at its own cost and expense, include the warrants and the shares of Common Stock purchasable upon exercise thereof in any registration statement (other than one relating solely to employee stock option or stock purchase plans or to a Rule 145 transaction) filed by the Company during the seven (7) year period after the date of this Agreement and shall file, upon written request of the warrantholders and at the Company's expense, no more than two (2) registration statements as may be appropriate to cover a public offering of the shares underlying the warrants.

     6.  INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless the Purchasers and each person, if any, who controls the Purchasers within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulations, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based upon in whole or in part any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and will reimburse the Purchasers and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Purchasers or such controlling person in connection with investigating, defending settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by each of the Purchasers relating to such Purchaser expressly for the inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. In addition to its other obligations under this subparagraph (a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure of the Company to perform its obligations hereunder, all as described in this subparagraph (a), it will reimburse the Purchasers on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Purchasers for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Purchasers shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Citibank, N.A., New York,. New York (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Purchasers within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Purchasers, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not the Purchasers are parties to such action or claim), unless such settlement, compromise or consent includes an unconditional release of the Purchasers and any person who controls the Purchasers from all liability arising out of such action or claim (or related cause of action or portion thereof).

         (b) Each of the Purchasers will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the company, or any such director, officer, or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchasers), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the indemnifying Purchaser relating to such Purchaser expressly for the use in the Registration Statement, any preliminary prospectus relating to such Purchaseor the Prospectus; and will reimburse the Company, or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the company, or any such director, officer, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to their other obligations under this subparagraph (b), each of the Purchasers agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this subparagraph (b) which relates to such information furnished to the Company by such Purchaser, it will reimburse the Company (and, to the extent applicable, each officer, director or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of such Purchaser's obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is to held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to such Purchaser together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which each Purchaser may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchasers in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) If the indemnification provided for in this Section 6 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under subparagraphs (a), (b) or (c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Purchasers from persons other than the Company and the Purchasers, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company who also may be liable for contribution) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchasers from the offering of the Standby Shares or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Purchasers in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of the Standby Shares (before deducting expenses) received by the Company bear to the total compensation (after deducting therefrom loses, if any, incurred in reselling Standby Shares) received by the Purchasers hereunder. The relative fault of the Company and the Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 6, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 6 with respect to notice of commencement of any actions shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. Notwithstanding the provisions of this Section 6, the Purchasers shall not be required to contribute any amount in excess of the amount of compensation (after deducting therefrom losses, in any, incurred in reselling the Standby Shares) received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in subparagraphs 6(a) and 6(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in subparagraphs 6(a) and 6(b) hereof and would not resolve the ultimate property or enforceability of the obligation to reimburse expenses which is created by the provisions of such subparagraphs 6(a) and 6(b) hereof.

     7.  TERMINATION.

(a) The obligations of the Purchasers under this Agreement may be terminated at any time on or prior to the Closing Date, by notice to the Company from the Purchasers, without liability on the part of the Purchasers to the Company, if, prior to delivery and payment for the Standby Shares, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Common Stock or by the National Association of Securities Dealers Automated Quotation Market System, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration of the United States of a national emergency or war or other calamity or crisis shall have occurred, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority shall have occurred which in the Purchasers' opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (vi) any downgrading in the rating of the Company's debt securities shall have been effected by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) any governmental body or agency shall have taken any action in respect of its monetary or fiscal affairs, the effect of any of which is such as to make it, in the sole judgment of the Purchaser, impracticable or inadvisable to proceed with the transactions contemplated hereby on the terms and in the manner contemplated by the Prospectus, (viii) the Notice of Redemption shall not have been given to Warrantholders on or before December 31, 1996 or (ix) the National Association of Securities Dealers, Inc. shall have required that the aggregate underwriters' compensation payable under this Agreement to be reduced.

(b) This Agreement shall expire automatically on December 31, 1996 unless, prior thereto, the Notice of Redemption shall have been given to the Warrantholders. Upon the expiration of this Agreement, neither the Company nor the Purchasers shall have any further rights or obligations hereunder except as may be expressly contemplated herein.

     8.  EXERCISE OF WARRANTS.

     The Purchasers agree that any Warrants beneficially owned by them (including Warrants purchased as contemplated in Section 2(c)) will be exercised prior to the Redemption Date.

     9.  COMPENSATION UPON TERMINATION OF AGREEMENT.

     In the event that this Agreement is terminated pursuant to Section 7 hereof, the Company shall pay the Purchasers, in lieu of any compensation provided for in any previous agreements between the Company and the Purchasers relating to solicitation of the Warrants, (a) a fee equal to $.15 per Warrant for each Warrant exercised prior to the termination of this Agreement together with warrants in a form identical to the Standby Warrants to purchase such number of shares of Common Stock which equals the product of (i) 500,000 and
(ii) the number of Warrants exercised prior to such termination divided by 4,600,000 and (b) a fee equal to $.125 per Warrant for each Warrant exercised after the termination of this Agreement. Such compensation should be divided equally between the Purchasers.

     10. UNIT PURCHASE OPTIONS.

     Notwithstanding the provisions of Section 6.2 of the Unit Purchase Options issued on April 11, 1994, the Warrants underlying such Unit Purchase Options shall not be redeemable by the Company in accordance with the terms of the Purchase Warrant Agreement.

     11. MISCELLANEOUS.

     Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, delivered, telecopied, telegraphed and confirmed (a) if to the Company, 14000 N.W. 4 Street, Sunrise, Florida 33325, Attention: Zivi R. Nedivi, Chief Executive Officer and President, or (b) if to the Purchasers, Brean Murray, Foster Securities Inc., 633 Third Avenue, New York, New York 10017, Attention: A. Brean Murray, Chairman and GKN Securities Corp., 61 Broadway, New York, New York 10006, Attention: David Nussbaum, Chairman. Any such notice shall be effective only upon receipt.

     This Agreement has been and is made solely for the benefit of the Purchasers and the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Warrant Shares from the Purchaser.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     The Company and the Purchasers each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Purchasers or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Standby Shares under this Agreement.

     Please confirm that the foregoing correctly sets forth the Standby Agreement between the Company and the Purchaser.

                                                           Very truly yours

                                                      KELLSTROM INDUSTRIES, INC.

                                                      By: /s/
                                                         ----------------------
                                                         Zivi R. Nedivi
                                                         Chief Executive Officer

Confirmed as of the date first above mentioned:

BREAN MURRAY, FOSTER SECURITIES INC.

By: /s/
   -------------------------
   A. Brean Murray
   Chairman


GKN SECURITIES CORP.

By: /s/
   -------------------------
   David Nussbaum
   Chairman